EXHIBIT 10.33

                                   AGREEMENT


         Agreement made as of the 29th day of October, 1997, between National Tobacco Company, L.P. ("National Tobacco") and North Atlantic Trading Company, Inc. ("NATC"), each with offices at 257 Park Avenue South, New York, New York 10010; and Maurice Langston, 115592 Highway 107, Winfield, AL. 35594 ("Langston").

         WHEREAS, National Tobacco has requested that Langston consider resigning his position as Executive Vice President - Sales of National Tobacco and accept the position of Vice Chairman of the Board of NATC; and

         WHEREAS, Langston has been employed by National Tobacco since April 26, 1988; and

         WHEREAS, National Tobacco wishes to retain the services of Langston as a consultant.

         NOW, THEREFORE, in consideration of the mutual premises of this Agreement, acknowledged by each of the parties, and other good and valuable consideration, the parties agree as follows:

         1. Langston shall resign his position as Executive Vice President - Sales of National Tobacco and accept the position of Vice Chairman of the Board of NATC, effective November 1, 1997.

         2. Langston shall remain as a full time employee of National Tobacco until February 28, 1998, at his current salary of $176,000.00.

         3. As of March 1, 1998, Langston shall become a consultant to National Tobacco pursuant to a Consulting Agreement in the form of Exhibit A hereto.

         4. National Tobacco agrees during Langston's life to continue to cover Langston and his wife under the Health Insurance Plan at Langston's expense (at the same rates applicable to employees and retired employees, as the case may
be) and to provide him life insurance coverage of $280,000 for so long as such coverage can be obtained at commercially reasonable rates (it being understood that such coverage currently costs $1,800.00 per year).

         5. NATC and Langston are parties to an Exchange and Stockholders' Agreement dated the 25th day of June, 1997. NATC agrees to exercise its option on or before December 31, 1998 to purchase 10,000 shares of NATC stock held by Langston at a purchase price of $40 a share. Upon completion of the purchase, NATC agrees to waive its option to purchase the remaining shares held by Langston unless Langston wishes to offer same for sale. In connection with such waiver, Langston agrees to enter into a right of first refusal agreement with NATC pursuant to which Mr. Langston will grant NATC a sixty day right of first refusal on mutually

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agreeable terms.

         6. Concurrently with the execution of this Agreement, Mr. Langston agrees to execute a Release in the form of Exhibit B hereto.

         7. NATC agrees to make a loan to Mr. Langston to cover tax liability resulting from the reorganization of National Tobacco in June 1997. This loan will be made on or before April 15, 1998 on the same terms and conditions as loans are made to other executives for the same purpose. Langston acknowledges that the terms of such loan will require the payment of interest and periodic payments of principal.

         8. This Agreement shall be binding upon each of the parties hereto, their respective successors, legal representative and assigns.

         9. This Agreement may not be cancelled, changed or modified, except in writing signed by the parties hereto with the same solemnity as the signing of this Agreement.

         10. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.

         11. This Agreement, the Consulting Agreement and the Release constitute the entire agreement between the parties and cannot be changed except by a writing signed by each of them.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement in New York, New York as of the date first written.


                               NORTH ATLANTIC TRADING COMPANY, INC.

                               By: /s/ Thomas F. Helms, Jr.
                                   ---------------------------------------------

                               NATIONAL TOBACCO COMPANY, L.P.
                               By: National Tobacco Finance Corporation, its general partner

                               By: /s/ Thomas F. Helms, Jr.
                                   ---------------------------------------------

                               /s/  Maurice Langston
                               -------------------------------------------------
                                    Maurice Langston



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